Earnings Release and Supplemental Information

Q4 2022

CONTACT:	1775 Eye Street, NW, Suite 1000
Amy Hopkins	Washington, DC 20006
Vice President, Investor Relations	Tel 202-774-3198
E-Mail: ahopkins@elmecommunities.com	Fax 301-984-9610
www.elmecommunities.com

February 16, 2023

Elme Communities Announces Fourth Quarter and Full Year 2022 Results
Elme Communities (the “Company”) (NYSE: ELME), a multifamily REIT with properties in the Washington DC metro area and the Sunbelt, reported financial and operating results today for the quarter and year ended December 31, 2022:
Full-Year 2022 Financial and Operational Results
•Net loss was $30.9 million, or $0.36 per diluted share
•NAREIT FFO was $60.9 million, or $0.69 per diluted share
•Core FFO was $77.3 million, or $0.88 per diluted share
•Net Operating Income (NOI) was $135.4 million
•Same-store Multifamily NOI increased by 8.8% for the year
•Effective blended Lease Rate Growth increased to 9.4% compared to 1.3% in the prior year
•Average Effective Monthly Rent per Home increased 7.6% compared to the prior year
•Same-store retention was 63%, up 3% compared to the prior year
•Same-store multifamily Average Occupancy was 95.6%, representing an increase of 30 basis points compared to the prior year
Fourth Quarter Financial Results
•Net loss was $3.5 million, or $0.04 per diluted share
•NAREIT FFO was $18.3 million, or $0.21 per diluted share
•Core FFO was $21.5 million, or $0.24 per diluted share
•NOI was $36.9 million
Fourth Quarter Operational Highlights
•Same-store multifamily NOI increased by 11.6% compared to the prior year period
•Effective blended Lease Rate Growth was 5.7% during the quarter for our same-store portfolio, comprised of Effective new Lease Rate Growth of 1.1% and Effective renewal Lease Rate Growth of 10.1%
•Effective blended Lease Rate Growth was 7.0% during the quarter for our non-same-store portfolio, comprised of Effective new Lease Rate Growth of 3.0% and Effective renewal Lease Rate Growth of 13.3%
•Average Effective Monthly Rent per Home increased 9.7% compared to the prior year period
•Same-store retention was 62%, up 2% from the prior quarter, while achieving double-digit renewal lease rate growth
•Same-store multifamily Average Occupancy was 95.0%, in line with our targeted range

Elme Communities

YTD Highlights
•The Board of Trustees increased our quarterly dividend by approximately 6% to $0.18 per share to be paid on April 5, 2023 to shareholders of record on March 22, 2023
•On January 10, 2023, the Company executed a new $125 million two-year term loan with two one-year extension options, using the proceeds to repay the previous $100 million term loan and a portion of the line of credit. The new term loan has an interest rate of adjusted SOFR plus 95 basis points. A $100 million portion of the new term loan will be effectively fixed at 2.16% by our interest rate swap through the swap’s expiration date of July 21, 2023.
•Effective blended Lease Rate Growth was 5.0% in January and 5.8% thus far in February for our same-store portfolio, reflecting an upward monthly trend that is in line with our expectations
•Same-store occupancy grew to 95.6% as of February 10, 2023
Transformation Update
•Expect to transition community-level operations for approximately 40% of our portfolio to Elme management by next week and expect to have nearly 55% of our homes internally managed by the end of the first quarter. The Company remains on track to complete the transition to Elme management by the summer of 2023.
Liquidity Position
•Available liquidity was more than $650 million as of December 31, 2022, consisting of availability under the Company's revolving credit facility and cash on hand
•Annualized fourth quarter net debt to EBITDA was 4.8x
•The Company has no scheduled debt maturities until 2025
"We ended the year with solid fourth quarter performance and 2023 is off to a good start, with strong operating fundamentals supported by favorable forward-looking demand indicators," said Paul T. McDermott, President and CEO. "We are reiterating our 2023 guidance for the highest annual NOI and FFO growth we've had in recent history, and looking forward, we are optimistic about the performance of our strategy across cycles. We believe our mid-level rents do not compete with new supply, and our portfolio allocation to the Washington metro provides employment loss insulation based on historic patterns. Given our strong position with historically high embedded growth, and our confidence in our outlook for this year and beyond, we are increasing our quarterly dividend by approximately 6%."
Fourth Quarter Operating Results
▪Multifamily Same-store NOI - Same-store NOI increased 11.6% compared to the corresponding prior year period driven primarily by higher base rent and lower concessions. Average occupancy for the quarter decreased 90 basis points from the prior year period to 95.0%.
▪Other Same-store NOI - The Other same-store portfolio is comprised of one asset, Watergate 600. Other same-store NOI increased by 7.1% compared to the corresponding prior year period due to higher rental income and lower operating expenses. Watergate 600 was 92.6% occupied and 92.6% leased at quarter end.
"Nearly 70% of our expected same store rental rate growth for the year is already locked in, and we are reiterating our very strong 2023 NOI growth expectations," said Stephen E. Riffee, Executive Vice President and CFO. "Our balance sheet is in excellent shape, with an annualized fourth quarter net debt to EBITDA of 4.8x, over $650 million of liquidity, no secured debt, and no debt maturities until 2025. As we head into the important spring and summer leasing seasons, we feel good about our ability to deliver double digit Core FFO growth in 2023 while continuing to execute on our long term strategy."

Elme Communities

2023 Guidance

Management is reaffirming its 2023 Core FFO, which is expected to range from $0.96 to $1.04 per fully diluted share. The following assumptions are included in the Core FFO guidance for 2023:
Full Year 2023 Outlook on Key Assumptions and Metrics
•Same-store multifamily NOI growth is expected to range from 9.0% to 11.0%, which reflects year-over-year growth of 10% at the midpoint further building on the double-digit NOI growth achieved in the second half of 2022
•Non-same-store multifamily NOI is expected to range from $12.75 million to $13.75 million
•Other same-store NOI, which consists solely of Watergate 600, is expected to range from $13.0 million to $13.75 million
•Property management expense is expected to range from $8.0 million to $8.5 million
•G&A, net of core adjustments, is now expected to range from $25.75 million to $27.0 million, reflecting a $0.25 million decline compared to our prior guidance range
•Interest expense is now expected to range from $29.0 million to $30.0 million, which incorporates a higher interest rate outlook, as federal reserve funds expectations have shifted since we initially announced our 2023 guidance last year. Our revised interest expense assumption also incorporates the impact of our new term loan.
•No acquisitions are assumed in 2023. The Company has acquisition capacity and will update guidance if an acquisition is identified.

Full Year 2023
Core FFO per diluted share	$0.96 - $1.04
Net Operating Income Assumptions
Same-store multifamily NOI growth	9.0% - 11.0%
Non-same-store multifamily NOI (a)	$12.75 million - $13.75 million
Non-residential NOI (b)	~$0.75 million
Other same-store NOI (c)	$13.0 million - $13.75 million
Expenses
Property management expense	$8.0 million - $8.5 million
G&A, net of core adjustments	$25.75 million - $27.0 million
Interest expense	$29.0 million - $30.0 million
Transformation Costs (d)	$3.0 million - $4.0 million
(a) Includes Carlyle of Sandy Springs, Alder Park, Marietta Crossing, and Riverside Development. Guidance does not contemplate any additional acquisitions or dispositions.
(b) Includes revenues and expenses from retail operations at multifamily communities
(c) Consists of Watergate 600
(d) Represents the expected final costs in 2023 related to the internalization of community-level operations

Elme Communities' 2023 Core FFO guidance and outlook are based on a number of factors, many of which are outside the Company's control and all of which are subject to change. Elme Communities may change the guidance provided during the year as actual and anticipated results vary from these assumptions, but Elme Communities undertakes no obligation to do so.

Elme Communities

2023 Guidance Reconciliation Table

A reconciliation of projected net loss per diluted share to projected Core FFO per diluted share for the full year ending December 31, 2023 is as follows:

	Low	High
Net loss per diluted share	$(0.07)	$0.00
Real estate depreciation and amortization	1.00	1.00
NAREIT FFO per diluted share	0.93	1.00
Core adjustments	0.03	0.04
Core FFO per diluted share	$0.96	$1.04

Dividends

On January 5, 2023, Elme Communities paid a quarterly dividend of $0.17 per share.

Elme Communities announced today that its Board of Trustees has declared a quarterly dividend of $0.18 per share to be paid on April 5, 2023 to shareholders of record on March 22, 2023.

Presentation Webcast and Conference Call Information

The Fourth Quarter 2022 Earnings Call is scheduled for Friday, February 17, 2023 at 10:00 A.M. Eastern Time. Conference Call access information is as follows:

USA Toll Free Number:            1-888-506-0062
International Toll Number:        1-973-528-0011
Conference ID:                611448

The instant replay of the Earnings Call will be available until Friday, March 3, 2023. Instant replay access information is as follows:

USA Toll Free Number:            1-877-481-4010
International Toll Number:        1-919-882-2331
Conference ID:                47323

The live on-demand webcast of the Conference Call with presentation slides will be available on the Investor section of Elme Communities' website at www.elmecommunities.com. Online playback of the webcast and presentation slides will be available following the Conference Call.

Elme Communities

About Elme Communities
Elme Communities (formerly known as Washington Real Estate Investment Trust or WashREIT) is committed to elevating what home can be for middle-income renters by providing a higher level of quality, service, and experience. The company is a multifamily real estate investment trust that owns and operates approximately 8,900 apartment homes in the Washington, DC metro and the Sunbelt, and owns approximately 300,000 square feet of commercial space. Focused on providing quality, affordable homes to a deep, solid, and underserved base of mid-market demand, Elme Communities is building long-term value for shareholders.
Note: Elme Communities' press releases and supplemental financial information are available on the Company website at www.elmecommunities.com or by contacting Investor Relations at (202) 774-3200.

Forward Looking Statements
Certain statements in our earnings release and on our conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Elme Communities to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Additional factors which may cause the actual results, performance, or achievements of Elme Communities to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements include, but are not limited to: risks associated with our ability to execute on our strategies, including new strategies with respect to our operations and our portfolio, including our ability to realize any anticipated operational benefits from our internalization of property management functions; the risks associated with ownership of real estate in general and our real estate assets in particular; whether actual Core FFO, Core FFO Growth and NOI growth will be consistent with expectations; the economic health of the areas in which our properties are located, particularly with respect to greater Washington, DC metro region and Sunbelt region; the risk of failure to enter into and/or complete contemplated acquisitions and dispositions, or at all, within the price ranges anticipated and on the terms and timing anticipated; changes in the composition of our portfolio, including the acquisition of apartment homes in the Sunbelt markets; risks related to changes in interest rates, including the future of the reference rate used in our existing floating rate debt instruments; reductions in or actual or threatened changes to the timing of federal government spending; the risks related to use of third-party providers; the economic health of our residents; the ultimate duration of the COVID-19 global pandemic, including any mutations thereof, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, the effectiveness and willingness of people to take COVID-19 vaccines, and the duration of associated immunity and efficacy of the vaccines against emerging variants of COVID-19; the impact from macroeconomic factors (including inflation, increases in interest rates, potential economic slowdown or a recession and geopolitical conflicts); compliance with applicable laws and corporate social responsibility goals, including those concerning the environment and access by persons with disabilities; the risks related to not having adequate insurance to cover potential losses; changes in the market value of securities; terrorist attacks or actions and/or cyber-attacks; whether we will succeed in the day-to-day property management and leasing activities that we have previously outsourced; the availability and terms of financing and capital and the general volatility of securities markets; the risks related to our organizational structure and limitations of share ownership; failure to qualify and maintain our qualification as a REIT and the risks of changes in laws affecting REITs; and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2021 Form 10-K filed on February 18, 2022. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We undertake no obligation to update our forward-looking statements or risk factors to reflect new information, future events, or otherwise.

This Earnings Release also includes certain forward-looking non-GAAP information. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these estimates, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable efforts.

Elme Communities

ELME COMMUNITIES AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
OPERATING RESULTS	2022	2021	2022	2021
Revenue
Real estate rental revenue	$55,593	$44,748	$209,380	$169,151
Expenses
Property operating and maintenance	12,126	10,086	47,530	38,741
Real estate taxes and insurance	6,578	5,516	26,471	22,041
Property management	1,974	1,685	7,436	6,133
General and administrative	7,260	7,700	28,258	27,538
Transformation costs	3,041	1,839	9,686	6,635
Depreciation and amortization	21,851	20,114	91,722	72,656
	52,830	46,940	211,103	173,744
Real estate operating income (loss)	2,763	(2,192)	(1,723)	(4,593)
Other income (expense)
Interest expense	(6,552)	(5,676)	(24,940)	(34,063)
Loss on interest rate derivatives	—	—	—	(5,866)
Loss on extinguishment of debt	—	—	(4,917)	(12,727)
Other income	258	1,072	712	4,109
	(6,294)	(4,604)	(29,145)	(48,547)
Loss from continuing operations	(3,531)	(6,796)	(30,868)	(53,140)
Discontinued operations:
Income from operations of properties sold or held for sale	—	—	—	23,083
Gain on sale of real estate, net	—	—	—	46,441
Income from discontinued operations	—	—	—	69,524
Net (loss) income	$(3,531)	$(6,796)	$(30,868)	$16,384

Loss from continuing operations	$(3,531)	$(6,796)	$(30,868)	$(53,140)
Depreciation and amortization	21,851	20,114	91,722	72,656
Funds from continuing operations	18,320	13,318	60,854	19,516

Income from discontinued operations	—	—	—	69,524
Discontinued operations real estate depreciation and amortization	—	—	—	22,904
Gain on sale of real estate, net	—	—	—	(46,441)
Funds from discontinued operations	—	—	—	45,987
NAREIT funds from operations	$18,320	$13,318	$60,854	$65,503

Non-cash loss on extinguishment of debt	$—	$—	$4,873	$833
Tenant improvements and incentives, net of reimbursements	—	(642)	(1,025)	(1,546)
Leasing commissions capitalized	(16)	(24)	(16)	(2,808)
Recurring capital improvements	(2,656)	(1,366)	(7,682)	(4,874)
Straight-line rents, net	(55)	(218)	(492)	(1,738)
Non-cash fair value interest expense	—	—	210	—
Non-real estate depreciation & amortization of debt costs	1,147	1,241	4,664	5,265
Amortization of lease intangibles, net	(337)	(172)	(945)	368
Amortization and expensing of restricted share and unit compensation	1,831	2,075	7,988	8,553
Adjusted funds from operations	$18,234	$14,212	$68,429	$69,556

Elme Communities

		Three Months Ended December 31,		Twelve Months Ended December 31,
Per share data:		2022	2021	2022	2021
Loss from continuing operations	(Basic)	$(0.04)	$(0.08)	$(0.36)	$(0.63)
	(Diluted)	$(0.04)	$(0.08)	$(0.36)	$(0.63)
Net (loss) income	(Basic)	$(0.04)	$(0.08)	$(0.36)	$0.19
	(Diluted)	$(0.04)	$(0.08)	$(0.36)	$0.19
NAREIT FFO	(Basic)	$0.21	$0.16	$0.69	$0.77
	(Diluted)	$0.21	$0.16	$0.69	$0.77

Dividends paid		$0.17	$0.17	$0.68	$0.94

Weighted average shares outstanding - basic		87,491	84,804	87,388	84,544
Weighted average shares outstanding - diluted		87,491	84,804	87,388	84,544
Weighted average shares outstanding - diluted (for NAREIT FFO)		87,622	84,911	87,491	84,629

Elme Communities

ELME COMMUNITIES AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	December 31, 2022	December 31, 2021
Assets
Land	$373,171	$322,623
Income producing property	1,897,835	1,642,147
	2,271,006	1,964,770
Accumulated depreciation and amortization	(481,588)	(402,560)
Net income producing property	1,789,418	1,562,210
Properties under development or held for future development	31,260	30,631
Total real estate held for investment, net	1,820,678	1,592,841
Cash and cash equivalents	8,389	233,600
Restricted cash	1,463	620
Rents and other receivables	16,346	15,067
Prepaid expenses and other assets	25,730	33,866
Total assets	$1,872,606	$1,875,994

Liabilities
Notes payable, net	$497,359	$496,946
Line of credit	55,000	—
Accounts payable and other liabilities	34,386	40,585
Dividend payable	14,934	14,650
Advance rents	1,578	2,082
Tenant security deposits	5,563	4,669
Total liabilities	608,820	558,932

Equity
Shareholders' equity
Preferred shares; $0.01 par value; 10,000 shares authorized; no shares issued or outstanding	—	—
Shares of beneficial interest, $0.01 par value; 150,000 shares authorized: 87,534 and 86,261 shares issued and outstanding, as of December 31, 2022 and December 31, 2021, respectively	875	863
Additional paid in capital	1,729,854	1,697,477
Distributions in excess of net income	(453,008)	(362,494)
Accumulated other comprehensive loss	(14,233)	(19,091)
Total shareholders' equity	1,263,488	1,316,755

Noncontrolling interests in subsidiaries	298	307
Total equity	1,263,786	1,317,062

Total liabilities and equity	$1,872,606	$1,875,994

Elme Communities

The following tables contain reconciliations of net (loss) income to NOI for the periods presented (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net (loss) income	$(3,531)	$(6,796)	$(30,868)	$16,384
Adjustments:
Property management expense	1,974	1,685	7,436	6,133
General and administrative expense	7,260	7,700	28,258	27,538
Transformation costs	3,041	1,839	9,686	6,635
Real estate depreciation and amortization	21,851	20,114	91,722	72,656
Interest expense	6,552	5,676	24,940	34,063
Loss on interest rate derivatives	—	—	—	5,866
Loss on extinguishment of debt, net	—	—	4,917	12,727
Other income	(258)	(1,072)	(712)	(4,109)
Discontinued operations:
Income from operations of properties sold or held for sale	—	—	—	(23,083)
Gain on sale of real estate, net	—	—	—	(46,441)
Total Net Operating Income (NOI)	$36,889	$29,146	$135,379	$108,369

Multifamily NOI:
Same-store portfolio	$25,824	$23,137	$98,098	$90,189
Acquisitions	5,393	1,121	16,062	1,397
Development	1,891	1,385	6,813	3,117
Non-residential	199	160	792	735
Total	33,307	25,803	121,765	95,438

Other NOI (Watergate 600)	3,582	3,343	13,614	12,931
Total NOI	$36,889	$29,146	$135,379	$108,369

Elme Communities

The following table contains a reconciliation of net loss to core funds from operations for the periods presented (in thousands, except per share data):
		Three Months Ended December 31,		Twelve Months Ended December 31,
		2022	2021	2022	2021
Net (loss) income		$(3,531)	$(6,796)	$(30,868)	$16,384
Add:
Real estate depreciation and amortization		21,851	20,114	91,722	72,656
Discontinued operations:
Gain on sale of real estate, net		—	—	—	(46,441)
Real estate depreciation and amortization		—	—	—	22,904
NAREIT funds from operations		18,320	13,318	60,854	65,503
Add:
Structuring expenses		60	—	1,161	—
Loss on extinguishment of debt, net		—	—	4,917	12,727
Loss on interest rate derivatives		—	—	—	5,866
Severance expense		—	—	474	173
Transformation costs		3,041	1,839	9,686	6,635
Insurance gain		—	(1,026)	—	(1,026)
Write-off of pursuit costs		—	—	174	—
Relocation expense		74	—	74	—
Core funds from operations		$21,495	$14,131	$77,340	$89,878

		Three Months Ended December 31,		Twelve Months Ended December 31,
Per share data:		2022	2021	2022	2021
NAREIT FFO	(Basic)	$0.21	$0.16	$0.69	$0.77
	(Diluted)	$0.21	$0.16	$0.69	$0.77
Core FFO	(Basic)	$0.25	$0.17	$0.88	$1.06
	(Diluted)	$0.24	$0.17	$0.88	$1.06

Weighted average shares outstanding - basic		87,491	84,804	87,388	84,544
Weighted average shares outstanding - diluted (for NAREIT and Core FFO)		87,622	84,911	87,491	84,629

Elme Communities

Non-GAAP Financial Measures
Adjusted EBITDA is earnings before interest expense, taxes, depreciation, amortization, gain/loss on sale of real estate, casualty gain/loss, real estate impairment, gain/loss on extinguishment of debt, gain/loss on interest rate derivatives, severance expense, acquisition expenses and gain from non-disposal activities and transformation costs. Adjusted EBITDA is included herein because we believe it helps investors and lenders understand our ability to incur and service debt and to make capital expenditures. Adjusted EBITDA is a non-GAAP and non-standardized measure and may be calculated differently by other REITs.
Adjusted Funds From Operations (“AFFO”) is a non-GAAP measure. It is calculated by subtracting from FFO (1) recurring improvements, tenant improvements and leasing costs, that are capitalized and amortized and are necessary to maintain our properties and revenue stream (excluding items contemplated prior to acquisition or associated with development / redevelopment of a property) and (2) straight line rents, then adding (3) non-real estate depreciation and amortization, (4) non-cash fair value interest expense and (5) amortization of restricted share compensation, then adding or subtracting the (6) amortization of lease intangibles, (7) real estate impairment and (8) non-cash gain/loss on extinguishment of debt, as appropriate. AFFO is included herein, because we consider it to be a performance measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. AFFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.
Core Adjusted Funds From Operations ("Core AFFO") is calculated by adjusting AFFO for the following items (which we believe are not indicative of the performance of Elme Communities' operating portfolio and affect the comparative measurement of Elme Communities' operating performance over time): (1) gains or losses on extinguishment of debt and gains or losses on interest rate derivatives, (2) expenses related to acquisition and structuring activities, (3) non-share-based executive transition costs, severance expenses and other expenses related to corporate restructuring and executive retirements or resignations, (4) property impairments, casualty gains and losses, and gains or losses on sale not already excluded from Core AFFO, as appropriate, (5) relocation expense, (6) transformation costs and (7) write-off of pursuit costs. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core AFFO serves as a useful, supplementary performance measure of Elme Communities' ability to incur and service debt, and distribute dividends to its shareholders. Core AFFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.
Core Funds From Operations (“Core FFO”) is calculated by adjusting NAREIT FFO for the following items (which we believe are not indicative of the performance of Elme Communities' operating portfolio and affect the comparative measurement of Elme Communities' operating performance over time): (1) gains or losses on extinguishment of debt and gains or losses on interest rate derivatives, (2) expenses related to acquisition and structuring activities, (3) executive transition costs, severance expenses and other expenses related to corporate restructuring and executive retirements or resignations, (4) property impairments, casualty gains and losses, and gains or losses on sale not already excluded from NAREIT FFO, as appropriate, (5) relocation expense, (6) transformation costs and (7) write-off of pursuit costs. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of Elme Communities' ability to incur and service debt, and distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.
NAREIT Funds From Operations (“FFO”) is defined by 2018 National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) FFO White Paper Restatement, as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) associated with sales of properties, impairments of depreciable real estate and real estate depreciation and amortization. We consider NAREIT FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that NAREIT FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs. Our FFO may not be comparable to FFO reported by other real estate investment trusts. These other REITs may not define the term in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently. NAREIT FFO is a non-GAAP measure.
Net Operating Income (“NOI”), defined as real estate rental revenue less direct real estate operating expenses, is a non-GAAP measure. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain or loss on sale, if any), plus interest expense, depreciation and amortization, lease origination expenses, general and administrative expenses, acquisition costs, real estate impairment, casualty gain and losses and gain or loss on extinguishment of debt. NOI does not include management expenses, which consist of corporate property management costs and property management fees paid to third parties. NOI is the primary performance measure we use to assess the results of our operations at the property level. We believe that NOI is a useful performance measure because, when compared across periods, it reflects the impact on operations of trends in occupancy rates, rental rates and operating costs on an unleveraged basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort

Elme Communities

operating performance at the property level. As a result of the foregoing, we provide NOI as a supplement to net income, calculated in accordance with GAAP. NOI does not represent net income or income from continuing operations calculated in accordance with GAAP. As such, NOI should not be considered an alternative to these measures as an indication of our operating performance.

Other Definitions
Average Effective Monthly Rent Per Home represents the average of effective rent (net of concessions) for in-place leases and the market rent for vacant homes.
Average Occupancy is based on average daily occupied apartment homes as a percentage of total apartment homes.
Current Strategy represents the class of each community in our portfolio based on a set of criteria. Our strategies consist of the following subcategories: Class A, Class A-, Class B Value-Add and Class B. A community's class is dependent on a variety of factors, including its vintage, site location, amenities and services, rent growth drivers and rent relative to the market.
•Class A communities are recently-developed, well-located, have competitive amenities and services and command average rental rates well above market median rents.
•Class A- communities have been developed within the past 20 years and feature operational improvements and unit upgrades and command rents at or above median market rents.
•Class B Value-Add communities are over 20 years old but feature operational improvements and strong potential for unit renovations. These communities command average rental rates below median market rents for units that have not been renovated.
•Class B communities are over 20 years old, feature operational improvements and command average rental rates below median market rents.
Debt Service Coverage Ratio is computed by dividing earnings attributable to the controlling interest before interest expense, taxes, depreciation, amortization, real estate impairment, gain on sale of real estate, gain/loss on extinguishment of debt, severance expense, relocation expense, acquisition and structuring expenses and gain/loss from non-disposal activities by interest expense (including interest expense from discontinued operations) and principal amortization.
Debt to Total Market Capitalization is total debt divided by the sum of total debt plus the market value of shares outstanding at the end of the period.
Earnings to Fixed Charges Ratio is computed by dividing earnings attributable to the controlling interest by fixed charges. For this purpose, earnings consist of income from continuing operations (or net income if there are no discontinued operations) plus fixed charges, less capitalized interest. Fixed charges consist of interest expense (excluding interest expense from discontinued operations), including amortized costs of debt issuance, plus interest costs capitalized.
Ending Occupancy is calculated as occupied homes as a percentage of total homes as of the last day of that period.
Lease Rate Growth is defined as the average percentage change in either gross (excluding the impact of concessions) or effective rent (net of concessions) for a new or renewed multifamily lease compared to the prior lease based on the move-in date. The "blended" rate represents the weighted average of new and renewal lease rate growth achieved.
Recurring Capital Improvements represent non-accretive building improvements required to maintain a property's income and value. Recurring capital improvements do not include acquisition capital that was taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to "operating standard". This category includes improvements made as needed upon vacancy of an apartment. Aside from improvements related to apartment turnover, these improvements include facade repairs, installation of new heating and air conditioning equipment, asphalt replacement, permanent landscaping, new lighting and new finishes.

Retention represents the percentage of multifamily leases renewed that were set to expire in the period presented.
Relocation expenses represent costs associated with the relocation of the corporate headquarters to a new location in the DC metro region.
Same-store Portfolio Properties include properties that were owned for the entirety of the years being compared, and exclude properties under redevelopment or development and properties acquired, sold or classified as held for sale during the years being compared. We categorize our properties as "same-store" or "non-same-store" for purposes of evaluating comparative operating performance. We define development properties as those for which we have planned or ongoing major construction activities on existing or acquired land pursuant to an authorized development plan. Development properties are categorized as same-store when they have reached stabilized occupancy (90%) before the start of the prior year. We define redevelopment properties as those for which we have planned or ongoing significant development and construction activities on existing or acquired buildings pursuant to an authorized plan, which has an impact on current operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. We categorize a redevelopment property as same-store when redevelopment activities have been complete for

Elme Communities

the majority of each year being compared. We currently have two same-store portfolios: "Same-store multifamily" which is comprised of our same-store apartment communities and "Other same-store" which is comprised of our Watergate 600 commercial property.
Transformation Costs include costs related to the strategic shift away from the commercial sector to the residential sector, including the allocation of internal costs, consulting, advisory and termination benefits.

Table of Contents
December 31, 2022

Consolidated Statements of Operations (In thousands, except per share data) (Unaudited)

	Twelve Months Ended				Three Months Ended
OPERATING RESULTS	December 31, 2022		December 31, 2021		December 31, 2022		September 30, 2022		June 30, 2022		March 31, 2022		December 31, 2021
Revenues
Real estate rental revenue	$209,380		$169,151		$55,593		$54,603		$51,380		$47,804		$44,748
Expenses
Property operating and maintenance	(47,530)		(38,741)		(12,126)		(13,092)		(11,747)		(10,565)		(10,086)
Real estate taxes and insurance	(26,471)		(22,041)		(6,578)		(6,469)		(6,837)		(6,587)		(5,516)
Property management	(7,436)		(6,133)		(1,974)		(1,916)		(1,796)		(1,750)		(1,685)
General and administrative	(28,258)		(27,538)		(7,260)		(6,403)		(7,656)		(6,939)		(7,700)
Transformation costs	(9,686)		(6,635)		(3,041)		(2,399)		(2,023)		(2,223)		(1,839)
Depreciation and amortization	(91,722)		(72,656)		(21,851)		(23,632)		(24,039)		(22,200)		(20,114)
	(211,103)		(173,744)		(52,830)		(53,911)		(54,098)		(50,264)		(46,940)
Real estate operating (loss) income	(1,723)		(4,593)		2,763		692		(2,718)		(2,460)		(2,192)
Other income (expense)
Interest expense	(24,940)		(34,063)		(6,552)		(6,582)		(6,156)		(5,650)		(5,676)
Loss on interest rate derivatives	—		(5,866)		—		—		—		—		—
Loss on extinguishment of debt	(4,917)		(12,727)		—		(4,917)		—		—		—
Other income	712		4,109		258		68		—		386		1,072
Loss from continuing operations	(30,868)		(53,140)		(3,531)		(10,739)		(8,874)		(7,724)		(6,796)
Discontinued operations:
Income from operations of properties sold or held for sale	—		23,083		—		—		—		—		—
Gain on sale of real estate, net	—		46,441		—		—		—		—		—
Income from discontinued operations	—		69,524		—		—		—		—		—
Net (loss) income	$(30,868)		$16,384		$(3,531)		$(10,739)		$(8,874)		$(7,724)		$(6,796)
Per Share Data:
Net (loss) income	$(0.36)		$0.19		$(0.04)		$(0.12)		$(0.10)		$(0.09)		$(0.08)
Fully diluted weighted average shares outstanding	87,388		84,544		87,491		87,453		87,392		87,214		84,804
Percentage of Revenues:
General and administrative expenses	13.5%		16.3%		13.1%		11.7%		14.9%		14.5%		17.2%
Net (loss) income	(14.7)%		9.7%		(6.4)%		(19.7)%		(17.3)%		(16.2)%		(15.2)%
Ratios:
Adjusted EBITDA(1) / Interest expense	4.1	x	3.7	x	4.3	x	4.1	x	4.0	x	4.1	x	3.6	x
______________________________
(1) Adjusted EBITDA is a non-GAAP measure. See "Definitions" on page 11 for the definition of Adjusted EBITDA and page 26 for a reconciliation of Net (loss) income to Adjusted EBITDA.

Consolidated Balance Sheets (In thousands, except per share data) (Unaudited)

	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Assets
Land	$373,171	$373,171	$373,171	$340,046	$322,623
Income producing property	1,897,835	1,882,235	1,875,307	1,733,326	1,642,147
	2,271,006	2,255,406	2,248,478	2,073,372	1,964,770
Accumulated depreciation and amortization	(481,588)	(461,293)	(441,105)	(421,663)	(402,560)
Net income producing property	1,789,418	1,794,113	1,807,373	1,651,709	1,562,210
Properties under development or held for future development	31,260	31,232	31,220	31,157	30,631
Total real estate held for investment, net	1,820,678	1,825,345	1,838,593	1,682,866	1,592,841
Cash and cash equivalents	8,389	8,436	44,787	139,711	233,600
Restricted cash	1,463	1,437	1,984	636	620
Rents and other receivables	16,346	16,088	16,644	16,120	15,067
Prepaid expenses and other assets	25,730	28,228	32,865	37,391	33,866
Total assets	$1,872,606	$1,879,534	$1,934,873	$1,876,724	$1,875,994
Liabilities
Notes payable, net	$497,359	$497,247	$497,135	$497,093	$496,946
Mortgage notes payable, net	—	—	71,576	—	—
Line of credit	55,000	43,000	—	—	—
Accounts payable and other liabilities	34,386	36,219	39,890	33,184	40,585
Dividend payable	14,934	14,919	14,916	14,924	14,650
Advance rents	1,578	1,489	1,821	1,463	2,082
Tenant security deposits	5,563	5,461	5,439	4,817	4,669
Total liabilities	608,820	598,335	630,777	551,481	558,932
Equity
Preferred shares; $0.01 par value; 10,000 shares authorized	—	—	—	—	—
Shares of beneficial interest, $0.01 par value; 150,000 shares authorized	875	875	874	874	863
Additional paid-in capital	1,729,854	1,728,840	1,727,031	1,725,828	1,697,477
Distributions in excess of net income	(453,008)	(434,539)	(408,882)	(385,108)	(362,494)
Accumulated other comprehensive loss	(14,233)	(14,278)	(15,229)	(16,656)	(19,091)
Total shareholders' equity	1,263,488	1,280,898	1,303,794	1,324,938	1,316,755
Noncontrolling interests in subsidiaries	298	301	302	305	307
Total equity	1,263,786	1,281,199	1,304,096	1,325,243	1,317,062
Total liabilities and equity	$1,872,606	$1,879,534	$1,934,873	$1,876,724	$1,875,994

Funds from Operations/ Adjusted Funds From Operations (In thousands, except per share data) (Unaudited)

	Twelve Months Ended		Three Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Funds from operations (FFO)
Net (loss) income	$(30,868)	$16,384	$(3,531)	$(10,739)	$(8,874)	$(7,724)	$(6,796)
Real estate depreciation and amortization	91,722	72,656	21,851	23,632	24,039	22,200	20,114
Discontinued operations:
Gain on sale of depreciable real estate, net	—	(46,441)	—	—	—	—	—
Real estate depreciation and amortization	—	22,904	—	—	—	—	—
NAREIT funds from operations (FFO)(1)	60,854	65,503	18,320	12,893	15,165	14,476	13,318
Loss on extinguishment of debt	4,917	12,727	—	4,917	—	—	—
Loss on interest rate derivatives	—	5,866	—	—	—	—	—
Severance expense	474	173	—	—	—	474	—
Transformation costs	9,686	6,635	3,041	2,399	2,023	2,223	1,839
Insurance gain	—	(1,026)	—	—	—	—	(1,026)
Relocation expense	74	—	74	—	—	—	—
Structuring expenses	1,161	—	60	121	980	—	—
Write-off of pursuit costs	174	—	—	174	—	—	—
Core FFO(1)	$77,340	$89,878	$21,495	$20,504	$18,168	$17,173	$14,131

Allocation to participating securities(2)	(232)	(393)	(41)	(68)	(51)	(72)	(44)

NAREIT FFO per share - basic	$0.69	$0.77	$0.21	$0.15	$0.17	$0.17	$0.16
NAREIT FFO per share - fully diluted	$0.69	$0.77	$0.21	$0.15	$0.17	$0.17	$0.16

Core FFO per share - fully diluted	$0.88	$1.06	$0.24	$0.23	$0.21	$0.20	$0.17

Common dividend per share	$0.68	$0.94	$0.17	$0.17	$0.17	$0.17	$0.17
Average shares - basic	87,388	84,544	87,491	87,453	87,392	87,214	84,804
Average shares - fully diluted (for NAREIT FFO and Core FFO)	87,491	84,629	87,622	87,564	87,521	87,253	84,911

Funds from Operations/ Adjusted Funds From Operations (continued) (In thousands, except per share data) (Unaudited)

	Twelve Months Ended		Three Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
NAREIT FFO(1)	$60,854	$65,503	$18,320	$12,893	$15,165	$14,476	$13,318
Non-cash loss on extinguishment of debt	4,873	833	—	4,873	—	—	—
Tenant improvements and incentives, net of reimbursements	(1,025)	(1,546)	—	—	(476)	(549)	(642)
Leasing commissions capitalized	(16)	(2,808)	(16)	—	—	—	(24)
Recurring capital improvements	(7,682)	(4,874)	(2,656)	(2,404)	(1,384)	(1,238)	(1,366)
Straight-line rent, net	(492)	(1,738)	(55)	(112)	(135)	(190)	(218)
Non-cash fair value interest expense	210	—	—	105	105	—	—
Non-real estate depreciation and amortization of debt costs	4,664	5,265	1,147	1,158	1,151	1,208	1,241
Amortization of lease intangibles, net	(945)	368	(337)	(227)	(209)	(172)	(172)
Amortization and expensing of restricted share and unit compensation(3)	7,988	8,553	1,831	1,917	2,159	2,081	2,075
AFFO(1)	68,429	69,556	18,234	18,203	16,376	15,616	14,212
Cash loss on extinguishment of debt	44	11,894	—	44	—	—	—
Loss on interest rate derivatives	—	5,866	—	—	—	—	—
Non-share-based severance expense	202	103	—	—	—	202	—
Relocation expense	74	—	74	—	—	—	—
Structuring expenses	1,161	—	60	121	980	—	—
Transformation costs(4)	9,378	6,179	3,041	2,399	1,776	2,162	1,802
Insurance gain	—	(1,026)	—	—	—	—	(1,026)
Write-off of pursuit costs	174	—	—	174	—	—	—
Core AFFO(1)	$79,462	$92,572	$21,409	$20,941	$19,132	$17,980	$14,988
______________________________
(1) See "Definitions" on page 11 for the definitions of non-GAAP measures: NAREIT FFO, Core FFO, AFFO, and Core AFFO.
(2) Adjustment to the numerators for FFO and Core FFO per share calculations when applying the two-class method for calculating EPS.
(3) Includes share award modifications related to transformation costs.
(4) Excludes share award modifications related to transformation costs.

Net Operating Income (NOI) - Multifamily (Dollars In thousands)

	Apartment Homes as of 12/31/2022	Twelve Months Ended		Three Months Ended
		December 31, 2022	December 31, 2021	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Rental and other property revenues
Same-store	6,658	$151,547	$141,301	$38,845	$38,771	$37,198	$36,733	$35,660
Acquisitions	1,809	27,370	2,262	8,652	8,150	6,643	3,925	1,774
Development	401	10,510	6,375	2,868	2,711	2,500	2,431	2,223
Non-residential(1)	N/A	1,073	1,027	266	257	305	245	233
Total rental and other property revenues(2)	8,868	190,500	150,965	50,631	49,889	46,646	43,334	39,890

Property operating expenses
Same-store		53,449	51,112	13,021	14,031	13,259	13,138	12,523
Acquisitions		11,308	865	3,259	3,157	3,049	1,843	653
Development		3,697	3,258	977	941	934	845	838
Non-residential		281	292	67	69	70	75	73
Total property operating expenses		68,735	55,527	17,324	18,198	17,312	15,901	14,087

Net Operating Income (NOI)(3)
Same-store		98,098	90,189	25,824	24,740	23,939	23,595	23,137
Acquisitions		16,062	1,397	5,393	4,993	3,594	2,082	1,121
Development		6,813	3,117	1,891	1,770	1,566	1,586	1,385
Non-residential		792	735	199	188	235	170	160
Total NOI		$121,765	$95,438	$33,307	$31,691	$29,334	$27,433	$25,803

Same-store metrics
Operating margin(4)		65%	64%	66%	64%	64%	64%	65%
Retention		63%	60%	62%	60%	63%	71%	72%

Same-store effective lease rate growth
New		8.4%	(3.0)%	1.1%	10.5%	11.7%	10.0%	8.7%
Renewal		10.1%	4.8%	10.1%	10.1%	10.9%	9.2%	8.2%
Blended		9.4%	1.3%	5.7%	10.3%	11.2%	9.5%	8.4%
______________________________
(1)     Includes revenues and expenses from retail operations at multifamily communities.
(2)    Utility costs reimbursed by residents are included in real estate rental revenue on our consolidated statements of operations. Utility reimbursements totaled $7.3 million and $5.8 million for the twelve months ended December 31, 2022 and 2021, respectively, and $1.9 million, $1.9 million, $1.8 million, $1.8 million and $1.5 million for the three months ended December 31, 2022, September 30, 2022, June 30, 2022, March 31, 2022 and December 31, 2021, respectively.
(3)     NOI is a non-GAAP measure. See "Definitions" on page 11 for the definition of NOI and reconciliation of Net (loss) income to NOI on page 31.
(4) Operating margin is calculated by dividing the same-store NOI (non-GAAP) by same-store rental and other property revenues.

Same-Store Operating Results - Multifamily (Dollars in thousands, except Average Effective Monthly Rent per Home)

		Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income (1)			Average Occupancy			Average Effective Monthly Rent per Home
Quarter-to-Date Comparison	Apt Homes	Q4 2022	Q4 2021	% Chg	Q4 2022	Q4 2021	% Chg	Q4 2022	Q4 2021	% Chg	Q4 2022	Q4 2021	% Chg	Q4 2022	Q4 2021	% Chg
Virginia	5,138	$30,407	$27,875	9.1%	$9,981	$9,574	4.3%	$20,426	$18,301	11.6%	94.9%	95.8%	(0.9)%	$1,880	$1,710	9.9%
DC / Maryland	1,520	8,438	7,785	8.4%	3,040	2,949	3.1%	5,398	4,836	11.6%	95.3%	96.0%	(0.7)%	1,857	1,703	9.0%
DC Metro Total	6,658	$38,845	$35,660	8.9%	$13,021	$12,523	4.0%	$25,824	$23,137	11.6%	95.0%	95.9%	(0.9)%	$1,874	$1,708	9.7%

Sequential Comparison	Apt Homes	Q4 2022	Q3 2022	% Chg	Q4 2022	Q3 2022	% Chg	Q4 2022	Q3 2022	% Chg	Q4 2022	Q3 2022	% Chg	Q4 2022	Q3 2022	% Chg
Virginia	5,138	$30,407	$30,454	(0.2)%	$9,981	$10,840	(7.9)%	$20,426	$19,614	4.1%	94.9%	95.4%	(0.5)%	$1,880	$1,855	1.3%
DC / Maryland	1,520	8,438	8,317	1.5%	3,040	3,191	(4.7)%	5,398	5,126	5.3%	95.3%	96.5%	(1.2)%	1,857	1,801	3.1%
DC Metro Total	6,658	$38,845	$38,771	0.2%	$13,021	$14,031	(7.2)%	$25,824	$24,740	4.4%	95.0%	95.6%	(0.6)%	$1,874	$1,843	1.7%

Year-to-Date Comparison	Apt Homes	YTD 2022	YTD 2021	% Chg	YTD 2022	YTD 2021	% Chg	YTD 2022	YTD 2021	% Chg	YTD 2022	YTD 2021	% Chg	YTD 2022	YTD 2021	% Chg
Virginia	5,138	$118,651	$110,341	7.5%	$41,297	$39,311	5.1%	$77,354	$71,030	8.9%	95.4%	95.5%	(0.1)%	$1,816	$1,676	8.4%
DC / Maryland	1,520	32,896	30,960	6.3%	12,152	11,801	3.0%	20,744	19,159	8.3%	96.1%	94.5%	1.6%	1,783	1,693	5.3%
DC Metro Total	6,658	$151,547	$141,301	7.3%	$53,449	$51,112	4.6%	$98,098	$90,189	8.8%	95.6%	95.3%	0.3%	$1,808	$1,680	7.6%

______________________________
(1) NOI is a non-GAAP measure. See "Definitions" on page 11 for the definition of NOI and reconciliation of Net (loss) income to NOI on page 31.

Same-Store Operating Expenses - Multifamily (In thousands)

Quarter-to-Date Comparison	Q4 2022	Q4 2021	$ Change	% Change	% of Q4 2022 Total
Controllable(1)	$6,596	$6,489	$107	1.6%	50.7%
Non-Controllable(2)	6,425	6,034	391	6.5%	49.3%
Total same-store operating expenses	13,021	12,523	498	4.0%	100.0%
Utility reimbursements	(1,437)	(1,423)	(14)	1.0%
Total same-store operating expenses, net of utility reimbursements	$11,584	$11,100	$484	4.4%

Sequential Comparison	Q4 2022	Q3 2022	$ Change	% Change	% of Q4 2022 Total
Controllable	$6,596	$7,355	$(759)	(10.3)%	50.7%
Non-Controllable	6,425	6,676	(251)	(3.8)%	49.3%
Total same-store operating expenses	13,021	14,031	(1,010)	(7.2)%	100.0%
Utility reimbursements	(1,437)	(1,461)	24	(1.6)%
Total same-store operating expenses, net of utility reimbursements	$11,584	$12,570	$(986)	(7.8)%

Year-to-Date Comparison	YTD 2022	YTD 2021	$ Change	% Change	% of YTD 2022 Total
Controllable	$27,031	$26,089	$942	3.6%	50.6%
Non-Controllable	26,418	25,023	1,395	5.6%	49.4%
Total same-store operating expenses	53,449	51,112	2,337	4.6%	100.0%
Utility reimbursements	(5,890)	(5,631)	(259)	4.6%
Total same-store operating expenses, net of utility reimbursements	$47,559	$45,481	$2,078	4.6%

______________________________
(1) Controllable operating expenses consist of:
Payroll, Repairs & Maintenance, Marketing, Administrative and other
(2) Non-Controllable operating expenses consist of:
Utilities, Insurance and Real Estate Taxes

Acquisition and Disposition Summary (Dollars in thousands)

Acquisitions
	Location	Acquisition Date	Number of Homes	Ending Occupancy (as of December 31, 2022)	Contract Purchase Price
Carlyle of Sandy Springs	Sandy Springs, GA	February 1, 2022	389	95.1%	$105,586
Alder Park	Smyrna, GA	May 5, 2022	270	93.7%	69,750
Marietta Crossing	Marietta, GA	May 5, 2022	420	95.5%	107,900
		Total 2022	1,079		$283,236

The Oxford	Conyers, GA	August 10, 2021	240	94.6%	$48,000
Assembly Eagles Landing(1)	Stockbridge, GA	November 19, 2021	490	94.3%	106,000
		Total 2021	730		$154,000

Dispositions
	Location	Disposition Date	Square Feet	Contract Sales Price (in thousands)	GAAP (Loss) Gain on Sale
Office Portfolio(2)	VA, DC	July 26, 2021	2,370,000	$766,000	$(11,220)
Retail Portfolio(3)	VA, DC, MD	September 22, 2021	693,000	168,314	57,661
		Total 2021	3,063,000	$934,314	$46,441
______________________________
(1)    Reflects the acquisitions of 860 South and 900 Dwell in Henry County, Georgia.
(2)    Office Portfolio consists of twelve office properties: 1901 Pennsylvania Avenue, 515 King Street, 1220 19th Street, 1600 Wilson Boulevard, Silverline Center, Courthouse Square, 2000 M Street, 1140 Connecticut Avenue, Army Navy Club, 1775 Eye Street, Fairgate at Ballston and Arlington Tower.
(3)    Retail Portfolio consists of eight retail properties: Takoma Park, Westminster, Concord Centre, Chevy Chase Metro Plaza, 800 S. Washington Street, Randolph Shopping Center, Montrose Shopping Center and Spring Valley Village.

Multifamily Communities
December 31, 2022

Community	Location	Apartment Homes	Current Strategy	Year Acquired	Year Built	Average Occupancy(1)	Ending Occupancy	% of Total Portfolio NOI(1,2)
Virginia
Assembly Alexandria	Alexandria, VA	532	B Value-Add	2019	1990	95.2%	95.3%	5%
Cascade at Landmark	Alexandria, VA	277	B Value-Add	2019	1988	95.2%	92.8%	3%
Clayborne	Alexandria, VA	74	A-	N/A	2008	95.9%	94.6%	1%
Riverside Apartments	Alexandria, VA	1,222	B Value-Add	2016	1971	95.0%	96.1%	12%
Bennett Park	Arlington, VA	224	A-	N/A	2007	96.4%	94.6%	4%
Park Adams	Arlington, VA	200	B	1969	1959	96.2%	96.5%	2%
The Maxwell	Arlington, VA	163	A-	N/A	2014	95.9%	96.3%	2%
The Paramount	Arlington, VA	135	B	2013	1984	95.4%	96.3%	2%
The Wellington	Arlington, VA	711	B Value-Add	2015	1960	95.4%	94.9%	7%
Roosevelt Towers	Falls Church, VA	191	B	1965	1964	94.9%	91.6%	2%
Assembly Dulles	Herndon, VA	328	B Value-Add	2019	2000	95.1%	96.3%	4%
Assembly Herndon	Herndon, VA	283	B Value-Add	2019	1991	96.0%	95.4%	3%
Assembly Leesburg	Leesburg, VA	134	B	2019	1986	96.4%	97.0%	2%
Assembly Manassas	Manassas, VA	408	B Value-Add	2019	1986	95.5%	95.1%	4%
The Ashby at McLean	McLean, VA	256	B	1996	1982	95.5%	94.9%	4%
Washington, DC
3801 Connecticut Avenue	Washington, DC	307	B Value-Add	1963	1951	96.2%	94.5%	3%
Kenmore Apartments	Washington, DC	374	B Value-Add	2008	1948	96.0%	94.1%	3%
Yale West	Washington, DC	216	A-	2014	2011	95.9%	95.4%	3%
Maryland
Bethesda Hill Apartments	Bethesda, MD	195	B	1997	1986	95.3%	93.8%	3%
Assembly Watkins Mill	Gaithersburg, MD	210	B	2019	1975	96.3%	96.2%	2%
Assembly Germantown	Germantown, MD	218	B Value-Add	2019	1990	96.6%	95.9%	2%
Total same-store communities		6,658				95.6%	95.2%	73%

Multifamily Communities (continued)
December 31, 2022

Community	Location	Apartment Homes	Current Strategy	Year Acquired	Year Built	Average Occupancy(1)	Ending Occupancy	% of Total Portfolio NOI(1,2)
Virginia
Trove	Arlington, VA	401	A	N/A	2020	95.0%	96.8%	5%
Georgia
The Oxford	Conyers, GA	240	B	2021	1999	94.9%	94.6%	1%
Marietta Crossing	Marietta, GA	420	B Value-Add	2022	1975	93.4%	95.5%	2%
Carlyle of Sandy Springs	Sandy Springs, GA	389	B Value-Add	2022	1972	94.6%	95.1%	3%
Alder Park	Smyrna, GA	270	B Value-Add	2022	1982	93.9%	93.7%	2%
Assembly Eagles Landing	Stockbridge, GA	490	B	2021	2000	94.6%	94.3%	4%
Total non same-store communities		2,210				94.5%	95.1%	17%
Total multifamily communities		8,868				95.3%	95.2%	90%
______________________________
(1)     For the twelve months ended December 31, 2022.
(2)     NOI is a non-GAAP measure. See "Definitions" on page 11 for the definition of NOI and reconciliation of Net (loss) income to NOI on page 31.

Office Property
December 31, 2022

Property	Location	Year Acquired	Year Built	Net Rentable Square Feet	Leased %(1)	Ending Occupancy(1)	% of Total Portfolio NOI(2,3)
Washington, DC
Watergate 600	Washington, DC	2017	1972/1997	300,000	92.6%	92.6%	10%
______________________________
(1)     The leased and occupied square footage includes short-term lease agreements.
(2)     For the twelve months ended December 31, 2022.
(3)     See "Definitions" on page 11 for the definition of NOI (non-GAAP) and page 31 for the reconciliation of Net (loss) income to NOI.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (In thousands) (Unaudited)

	Twelve Months Ended		Three Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Adjusted EBITDA(1)

Net (loss) income	$(30,868)	$16,384	$(3,531)	$(10,739)	$(8,874)	$(7,724)	$(6,796)
Add/(deduct):
Interest expense	24,940	34,063	6,552	6,582	6,156	5,650	5,676
Real estate depreciation and amortization	91,722	95,560	21,851	23,632	24,039	22,200	20,114
Income tax expense	—	526	—	—	—	—	526
Non-real estate depreciation	822	940	178	189	248	207	239
Severance expense	474	173	—	—	—	474	—
Transformation costs	9,686	6,635	3,041	2,399	2,023	2,223	1,839
Relocation expense	74	—	74	—	—	—	—
Structuring expenses	1,161	—	60	121	980	—	—
Gain on sale of depreciable real estate, net	—	(46,441)	—	—	—	—	—
Loss on extinguishment of debt	4,917	12,727	—	4,917	—	—	—
Loss on interest rate derivatives	—	5,866	—	—	—	—	—
Insurance gain	—	(1,026)	—	—	—	—	(1,026)
Adjusted EBITDA	$102,928	$125,407	$28,225	$27,101	$24,572	$23,030	$20,572
______________________________
(1) Adjusted EBITDA is a non-GAAP measure. See "Definitions" on page 11 for the definition of Adjusted EBITDA.

Long Term Debt Analysis (Dollars in thousands)

	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Balances Outstanding

Secured
Mortgage note payable, net(1)	$—	$—	$71,576	$—	$—
Unsecured
Fixed rate bonds	$397,413	$397,324	$397,236	$397,147	$397,058
Term loan(2)	99,946	99,923	99,900	99,946	99,888
Credit facility	55,000	43,000	—	—	—
Total	$552,359	$540,247	$568,712	$497,093	$496,946

Weighted Average Interest Rates

Secured
Mortgage note payable, net	—%	—%	4.3%	—%	—%
Unsecured
Fixed rate bonds	4.5%	4.5%	4.5%	4.5%	4.5%
Term loan(3)	2.3%	2.3%	2.3%	2.3%	2.3%
Credit facility	5.2%	4.0%	—%	—%	—%
Weighted Average	4.2%	4.1%	4.1%	4.1%	4.1%
______________________________
(1) Elme Communities assumed mortgages of $42.8 million and $33.7 million in the acquisitions of Marietta Crossing and Alder Park, respectively, during the second quarter of 2022. The mortgages were extinguished through a defeasance process on September 1, 2022.

(2) Subsequent to the end of 2022, we executed a $125.0 million unsecured term loan ("2023 Term Loan") with an interest rate of SOFR (subject to a credit spread adjustment of 10 basis points) plus a margin of 95 basis points. The 2023 Term Loan has a two-year term ending in January 2025, with two one year extension options. We used the proceeds to prepay the 2018 Term Loan in full and a portion of our borrowings under our unsecured credit facility.

(3) (3) Elme Communities has entered into an interest rate swap to effectively fix the floating interest rate on its total $100.0 million aggregate principal of its term loan outstanding as of December 31, 2022 (see page 28).

Note: The current debt balances outstanding are shown net of discounts, premiums and unamortized debt costs (see page 28).

Long Term Debt Maturities (in thousands, except average interest rates)
December 31, 2022

	Future Maturities of Debt
Year	Unsecured Debt		Credit Facility		Total Debt	Avg Interest Rate
2023	$100,000	(1)	$—		$100,000	2.3%
2024	—		—		—	—%
2025	—		55,000	(2)	55,000	5.2%
2026	—		—		—	—%
2027	—		—		—	—%
Thereafter	400,000		—		400,000	4.5%
Scheduled principal payments	$500,000		$55,000		$555,000	4.2%
Net discounts/premiums	(116)		—		(116)
Loan costs, net of amortization	(2,525)		—		(2,525)
Total maturities	$497,359		$55,000		$552,359	4.2%
Weighted average maturity = 5.9 years
______________________________
(1)    Elme Communities entered into an interest rate swap to effectively fix a LIBOR plus 110 basis points floating interest rate to a 2.31% all-in fixed rate for the remaining $100.0 million portion of the 2018 Term Loan. The interest rate was fixed through the term loan maturity of July 2023. Subsequent to the end of 2022, we executed a $125.0 million unsecured term loan ("2023 Term Loan") with an interest rate of SOFR (subject to a credit spread adjustment of 10 basis points) plus a margin of 95 basis points. The 2023 Term Loan has a two-year term ending in January 2025, with two one year extension options. We used the proceeds to prepay the 2018 Term Loan in full and a portion of our borrowings under our unsecured credit facility. The interest rate swap effectively fixes a $100.0 million portion of the 2023 Term Loan at 2.16% through the interest rate swap's expiration date of July 21, 2023. .
(2)     The credit facility's term ends in August 2025, with two six-month extension options.

Debt Covenant Compliance

	Unsecured Public Debt Covenants		Unsecured Private Debt Covenants
	Notes Payable		Line of Credit and Term Loans		Notes Payable
	Quarter Ended December 31, 2022	Covenant	Quarter Ended December 31, 2022	Covenant	Quarter Ended December 31, 2022	Covenant
% of Total Indebtedness to Total Assets(1)	28.4%	≤ 65.0%	N/A	N/A	N/A	N/A
Ratio of Income Available for Debt Service to Annual Debt Service	3.6	≥ 1.5	N/A	N/A	N/A	N/A
% of Secured Indebtedness to Total Assets(1)	0%	≤ 40.0%	N/A	N/A	N/A	N/A
Ratio of Total Unencumbered Assets(2) to Total Unsecured Indebtedness	3.5	≥ 1.5	N/A	N/A	N/A	N/A
% of Net Consolidated Total Indebtedness to Consolidated Total Asset Value(3)	N/A	N/A	21.6%	≤ 60.0%	21.6%	≤ 60.0%
Ratio of Consolidated Adjusted EBITDA(4) to Consolidated Fixed Charges(5)	N/A	N/A	4.95	≥ 1.50	4.95	≥ 1.50
% of Consolidated Secured Indebtedness to Consolidated Total Asset Value(3)	N/A	N/A	0%	≤ 40.0%	0%	≤ 40.0%
% of Consolidated Unsecured Indebtedness to Unencumbered Pool Value(6)	N/A	N/A	21.6%	≤ 60.0%	21.6%	≤ 60.0%
______________________________
(1)    Total Assets is calculated by applying a capitalization rate of 7.50% to the EBITDA(4) from the last four consecutive quarters, excluding EBITDA from acquired, disposed, and non-stabilized development properties.
(2)    Total Unencumbered Assets is calculated by applying a capitalization rate of 7.50% to the EBITDA(4) from unencumbered properties from the last four consecutive quarters, excluding EBITDA from acquired, disposed, and non-stabilized development properties.
(3)    Consolidated Total Asset Value is the sum of unrestricted cash plus the quotient of applying a capitalization rate to the annualized NOI from the most recently ended quarter for each asset class, excluding NOI from disposed properties, acquisitions during the past 6 quarters, development, major redevelopment and low occupancy properties. To this amount, we add the purchase price of acquisitions during the past 6 quarters plus values for development, major redevelopment and low occupancy properties.
(4)    Consolidated Adjusted EBITDA is defined as earnings before noncontrolling interests, depreciation, amortization, interest expense, income tax expense, acquisition costs, extraordinary, unusual or nonrecurring transactions including sale of assets, impairment, gains and losses on extinguishment of debt and other non-cash charges.
(5)    Consolidated Fixed Charges consist of interest expense excluding capitalized interest and amortization of deferred financing costs, principal payments and preferred dividends, if any.
(6)    Unencumbered Pool Value is the sum of unrestricted cash plus the quotient of applying a capitalization rate to the annualized NOI from unencumbered properties from the most recently ended quarter for each asset class excluding NOI from disposed properties, acquisitions during the past 6 quarters, development, major redevelopment and low occupancy properties. To this we add the purchase price of unencumbered acquisitions during the past 6 quarters and values for unencumbered development, major redevelopment and low occupancy properties.

Capital Analysis (In thousands, except per share amounts)

			Three Months Ended
			December 31, 2022		September 30, 2022		June 30, 2022		March 31, 2022		December 31, 2021
Market Data

Shares Outstanding			87,534		87,504		87,392		87,414		86,261
Market Price per Share			$17.80		$17.56		$21.31		$25.50		$25.85
Equity Market Capitalization			$1,558,105		$1,536,570		$1,862,324		$2,229,057		$2,229,847

Total Debt			$552,359		$540,247		$568,712		$497,093		$496,946
Total Market Capitalization			$2,110,464		$2,076,817		$2,431,036		$2,726,150		$2,726,793

Total Debt to Market Capitalization			0.26	:1	0.26	:1	0.23	:1	0.18	:1	0.18	:1

Earnings to Fixed Charges(1)			0.5x		-0.6x		-0.4x		-0.4x		-0.2x
Debt Service Coverage Ratio(2)			4.3x		4.1x		4.0x		4.1x		3.6x

Dividend Data	Twelve Months Ended		Three Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022		September 30, 2022		June 30, 2022		March 31, 2022		December 31, 2021
Total Dividends Declared	$59,646	$80,018	$14,938		$14,918		$14,900		$14,890		$14,646
Common Dividend Declared per Share	$0.68	$0.94	$0.17		$0.17		$0.17		$0.17		$0.17
Payout Ratio (Core FFO basis)(3)	77.3%	88.7%	70.8%		73.9%		81.0%		85.0%		100.0%
Payout Ratio (Core AFFO basis)(4)	74.7%	86.2%
______________________________
(1) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations attributable to the controlling interests plus fixed charges, less capitalized interest. Fixed charges consist of interest expense, including amortized costs of debt issuance, plus interest costs capitalized. The earnings to fixed charges ratio includes loss on extinguishment of debt of $4.9 million for the three months ended September 30, 2022.

(2) Debt service coverage ratio is calculated by dividing Adjusted EBITDA by interest expense and principal amortization. Adjusted EBITDA is a non-GAAP measure. See "Definitions" on page 11 for the definition of Adjusted EBITDA.

(3) Payout Ratio (Core FFO basis) is calculated by dividing the common dividend per share by the core FFO per share. Core FFO is a non-GAAP measure. See "Definitions" on page 11 for the definition of Core FFO.

(4) Payout Ratio (Core AFFO basis) is calculated by dividing the common dividend per share by the core AFFO per share. Core AFFO is a non-GAAP measure. See "Definitions" on page 11 for the definition of Core AFFO.

Net (Loss) Income to NOI Reconciliations (In thousands)

	Twelve Months Ended		Three Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Net (loss) income	$(30,868)	$16,384	$(3,531)	$(10,739)	$(8,874)	$(7,724)	$(6,796)
Adjustments:
Property management expense	7,436	6,133	1,974	1,916	1,796	1,750	1,685
General and administrative expense	28,258	27,538	7,260	6,403	7,656	6,939	7,700
Transformation costs	9,686	6,635	3,041	2,399	2,023	2,223	1,839
Real estate depreciation and amortization	91,722	72,656	21,851	23,632	24,039	22,200	20,114
Interest expense	24,940	34,063	6,552	6,582	6,156	5,650	5,676
Loss on interest rate derivatives	—	5,866	—	—	—	—	—
Loss on extinguishment of debt, net	4,917	12,727	—	4,917	—	—	—
Other income	(712)	(4,109)	(258)	(68)	—	(386)	(1,072)
Discontinued operations:
Income from operations of properties sold or held for sale	—	(23,083)	—	—	—	—	—
Gain on sale of real estate, net	—	(46,441)	—	—	—	—	—
Total Net operating income (NOI)(1)	$135,379	$108,369	$36,889	$35,042	$32,796	$30,652	$29,146

Multifamily NOI:
Same-store portfolio	$98,098	$90,189	$25,824	$24,740	$23,939	$23,595	$23,137
Acquisitions	16,062	1,397	5,393	4,993	3,594	2,082	1,121
Development	6,813	3,117	1,891	1,770	1,566	1,586	1,385
Non-residential	792	735	199	188	235	170	160
Total	121,765	95,438	33,307	31,691	29,334	27,433	25,803
Other NOI (Watergate 600)	13,614	12,931	3,582	3,351	3,462	3,219	3,343
Total NOI	$135,379	$108,369	$36,889	$35,042	$32,796	$30,652	$29,146
______________________________
(1) NOI is a non-GAAP measure. See "Definitions" on page 11 for the definition of NOI and reconciliation of Net (loss) income to NOI on the current page.